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                                                                     EXHIBIT 3.1

                  AMENDED AND RESTATEDARTICLES OF INCORPORATION

                                       OF

                           PHONETEL TECHNOLOGIES, INC.

                                   ARTICLE I.
                                   ----------

                                     NAME
                                   ----------

     The name of said Corporation shall be PhoneTel Technologies, Inc.

                                   ARTICLE II.
                                   -----------

                           PRINCIPAL PLACE OF BUSINESS
                           ---------------------------

     The place in the State of Ohio where the principal office of the Corporation is to be located is North Point Tower, 1001 Lakeside Avenue, Seventh Floor, Cleveland 44114, Cuyahoga County.

                                  ARTICLE III.
                                  ------------

                                    PURPOSES
                                    --------

     This Corporation is formed to engage in any lawful act or activity for which corporations may be formed under Ohio Revised Code Sections 1701.01 to 1701.98, inclusive.

                                   ARTICLE IV.
                                   -----------

                                  CAPITAL STOCK
                                  --------------

     A. The maximum number of shares which the Corporation is authorized to have outstanding is Forty-Five Million (45,000,000) which shall be common stock, $.01 par value (hereinafter referred to as "Common Stock");

     B. Each share of Common Stock shall be equal to every other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders.

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     C. Except as otherwise provided herein, the Corporation, by action of the
Board of Directors, shall have the power to create and issue, with or without any connection to the issue and sale of any shares of stock or other securities, rights, warrants, or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes, upon such terms and conditions and at such times and prices as the Board of Directors may provide and which shall be incorporated in an instrument or instruments evidencing such rights. In the absence of fraud, the judgment of the directors as to the consideration for the issuance of such rights, warrants or options and the sufficiency thereof shall be conclusive.

     D. In accordance with 11 U.S.C. Sec. 1123 (a)(6), the issuance of non-voting equity securities by the Corporation is prohibited

                                   ARTICLE V.
                                   ----------

                                 MINIMUM CAPITAL
                                 ---------------

     The minimum amount of capital with which the Corporation shall begin business is One Thousand Dollars ($1,000.00).

                                   ARTICLE VI.
                                   -----------

                               BOARD OF DIRECTORS
                               ------------------

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and shareholders:

          (1) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the Code of Regulations, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the Code of Regulations.

          (2) The election of directors may be conducted in any manner approved by the shareholders at the time when the election is held and need not be by written ballot.

          (3) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by these Articles of Incorporation or by the Code of Regulations) shall be vested in and exercised by the Board of Directors.

                                  ARTICLE VII.
                                  ------------
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                                 INDEMNIFICATION
                                 ---------------

     The Corporation shall indemnify each director and officer, each former director and officer, and each person who is serving or has served at its request as a director, trustee or officer of another enterprise (and the heirs and personal representatives of each such director, trustee and officer) and may indemnify any employee or agent, any former employee or agent, and any person who is serving or has served at its request as an employee or agent of any other enterprise (and the heirs and personal representatives of each such employee and agent) to the fullest extent from time to time permitted by the laws of the State of Ohio in the event any of such persons shall be made, or be threatened to be made, a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative.

                                  ARTICLE VIII.
                                  -------------

                        ELIMINATION OF PREEMPTIVE RIGHTS
                        --------------------------------

     No shareholder shall have any preemptive or preferential rights, as such rights are defined by law, to subscribe for, purchase or acquire shares of any class, whether now or hereafter authorized.

                                   ARTICLE IX.
                                   -----------

                            CONTROL SHARE ACQUISITION
                            -------------------------

     Section 1701.831 of the Ohio Revised Code captioned "Control share acquisition; prior shareholder authorization required", shall not apply to control share acquisitions of the Corporation's shares.

                                   ARTICLE X.
                                   ----------

                           SPECIAL VOTING REQUIREMENTS
                           ---------------------------

     Notwithstanding any provision of the General Corporation Law of Ohio, now or hereafter in force, requiring for any purpose the vote or consent of the holders of shares entitling them to exercise in excess of a majority of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute, may be taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or shares thereof.

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                                   ARTICLE XI.
                                   -----------

                        Purchase of Corporation's Shares
                        --------------------------------

     The Corporation, by action of its Board of Directors, may purchase outstanding shares of any class of Capital Stock of the Corporation to the extent not prohibited by law.

                                  ARTICLE XII.
                                  ------------

                                   AMENDMENTS
                                   ----------

     The Corporation reserves the right to amend or repeal any provision contained in these Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by the laws of the State of Ohio, and all rights herein conferred upon shareholders or directors are granted subject to this reservation.

                                  ARTICLE XIII.
                                  ------------

                          REPLACEMENT OF PRIOR ARTICLES
                          -----------------------------

     These Amended and Restated Articles of Incorporation shall replace and supersede any and all preceding articles of incorporation and amendments thereto.